Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

LaserLock Technologies, Inc.

Washington, D.C.

We consent to the incorporation by reference of our report, dated April 15, 2015, relating to the consolidated financial statements, which appear in this Form 10-K of LaserLock Technologies, Inc.

/s/ Morison Cogen LLP

Bala CynWyd Pennsylvania

April 15, 2015